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                                                                    EXHIBIT 4.27

                                AMENDMENT NO. 2
                              AND LIMITED WAIVER
                                      TO
                      SECURED REVOLVING CREDIT AGREEMENT


          This Amendment No. 2 and Limited Waiver To Secured Revolving Credit Agreement (the "Amendment") dated as of July 1, 2000, with an effective date of July 1, 2000 (the "Effective Date") is entered into by and among Unified Western Grocers, Inc., a California corporation operating primarily on a cooperative basis (the "Borrower"), the Lenders (as defined below), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), not in its individual capacity, but solely as Administrative Agent for the benefit of the Lenders (the "Administrative Agent").


                                   Recitals

     A. The Borrower has entered into that Secured Revolving Credit Agreement dated as of September 29, 1999, as amended by that Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), among the Borrower, the Lenders party thereto (which term shall include the Issuing Bank) (and their successors and assigns) (collectively, the "Lenders") and Rabobank, not in its individual capacity but solely in its capacity as the Administrative Agent (the "Agent").

     B. The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.

     C. Each Guarantor is indebted to the Lenders pursuant to and on the terms set forth in, among other things, those unconditional Guaranties executed by each Guarantor in respect of the Obligations.

     D. The Borrower, the Lenders and the Agent have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   Agreement

     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

                                       1.
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     2.   Amendments To Credit Agreement.

          2.1 Section 1.1 (Definitions). The definition of "Adjusted Tangible Net Worth" is amended in its entirety and replaced with the following:

          "Adjusted Tangible Net Worth" means, as measured at any date of determination, on a consolidated basis, an amount equal to the sum of (a) the aggregate value of the shareholders' equity of the Borrower and its Subsidiaries, plus (b) the value of goodwill associated with the consolidation of Sav Max in an amount not to exceed $25,000,000, plus (c) the aggregate value of Patron Required Deposits then on deposit, plus (d) the aggregate book value of the principal amount of all Patronage Dividend Certificates that are first payable after the Maturity Date, plus (e) the aggregate principal amount of any outstanding Subordinated Redemption Notes, minus (f) the aggregate value of all intangible assets of the Borrower and its Subsidiaries.

          2.2 Section 1.1 (Definitions). A definition of the term "Subordinated Redemption Notes" is added to read as follows:

          "Subordinated Redemption Notes" has the meaning set forth in Section 7.3(k).

          2.3 Section 1.1 (Definitions). The definition of the term "Total Debt" is amended in its entirety and replaced with the following:

          "Total Debt" means, as measured as any date of determination, the sum of (a) Total Funded Debt, plus (b) the unpaid amount of all Patronage Dividend Certificates that mature on or before the Maturity Date, plus (c) the total amount of Indebtedness evidenced by Subordinated Redemption Notes.

          2.4 Section 1.1 (Definitions). The definition of the term "Total Funded Debt" is amended by replacing clause (ii) of the text thereof in its entirety with the following:

          (ii) shall not include the value of Patronage Dividend Certificates, Patron Required Deposits and Indebtedness evidenced by Subordinated Redemption Notes.

          2.5 Section 7.2(e) (Investments). Section 7.2(e) of the Credit Agreement is amended by replacing the text thereof with the following:

          (e) Investments hereafter made in Grocers Capital Company to the extent necessary to comply with that certain Second Amended and Restated Operating Agreement dated as of April 22, 1994, between the Borrower and Grocers Capital Company, as such Second Amended and Restated Operating Agreement shall be amended to increase Grocers Capital Company's minimum tangible net worth covenant from Twelve Million Five Hundred Thousand Dollars ($12,500,000) to Fifteen Million

                                       2.
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     Dollars ($15,000,000); provided that the Borrower assigns to the Agent for the benefit of the Lenders a note evidencing any such Investment, which assignment shall secure the Indebtedness evidenced by this Agreement and the Notes on a pari passu basis with the John Hancock Debt pursuant to an intercreditor agreement in form and substance satisfactory to the Requisite Lenders in their sole discretion.

          2.6 Section 7.3 (Limitations on Indebtedness; Contingent Obligations). Section 7.3 of the Credit Agreement is amended by deleting in the third line of clause (i) the word "and", replacing in the third line of clause
(j) of the text thereof the period "." with "; and", and including a new clause
(k) to read as follows:

          (k) Indebtedness consisting of subordinated redemption notes ("Subordinated Redemption Notes") at any time in an aggregate amount not to exceed $7,538,000, issued by the Borrower to member-patrons to redeem Class B Shares in excess of the minimal applicable Patron Required Deposits, so long as the subordination provisions relating to such Subordinated Redemption Notes are no less favorable to the Lenders than those that relate to the Patronage Dividend Certificates under the Indenture;

     3.   Limitation Of Amendments.

          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Limited Waiver. Lenders hereby waive the limitation on Indebtedness set forth in Section 7.3 of the Credit Agreement to the extent that the Subordinated Redemption Notes already issued as of this date in an aggregate principal amount of $3,011,847 would constitute a breach thereof and cause and Event of Default or a Potential Event of Default.

     5. Representations And Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and the Agent as follows:

          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (b) no Potential Event of Default or Event of Default has occurred and is continuing;

                                       3.
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          5.2  The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Credit
Agreement, as amended by this Amendment;

          5.3 The articles of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          5.4 The execution and delivery by the Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

          5.5 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the articles of incorporation or bylaws of the Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Borrower;

          5.6 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

          5.7 This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     6. Consent Regarding Guaranty. The execution and delivery of this Amendment by the Lenders shall evidence the Requisite Lenders' consent to the Borrower's execution of that Guaranty Agreement dated April 26, 2000, to the Arizona Department of Insurance in connection with the performance by Springfield Insurance Company, an Insurance Subsidiary of Borrower, of its obligations to its policyholders.

     7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

                                       4.
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          8.1  Amendment. The Borrower, each Lender and the Agent shall have duly executed and delivered this Amendment to the Agent.

          8.2 Acknowledgment Of Amendment And Reaffirmation Of Guaranties. The Agent shall have received the Acknowledgment of Amendment and Reaffirmation of Guaranties, duly executed and delivered by each Guarantor to the Agent.

     9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       5.
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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.

Borrower                                     Unified Western Grocers, Inc.,
                                             a California corporation


                                             By:________________________________
                                                  David A. Woodward
                                                  Treasurer

Administrative Agent                         Cooperatieve Centrale Raiffeisen-
and Lender                                   Boerenleenbank B.A., "Rabobank
                                             Nederland", New York Branch,
                                             as the Administrative Agent and as
                                             a Lender


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Lenders                                      Foothill Capital Corporation

                                             By:________________________________
                                             Printed Name:______________________
                                             Title:_____________________________


                                             Union Bank of California, N.A.


                                             By:________________________________
                                             Printed Name:______________________
                                             Title:_____________________________

                                       6.
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                         SunTrust Bank (successor by merger to SunTrust Bank,
                         Central Florida, N.A.)


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________


                         U.S. Bancorp Ag Credit, Inc.


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________


                         Fleet Bank, N.A.


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________


                         Bank of the West


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________


                         National Bank of Canada


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________

                         Harris Trust and Savings Bank


                         By:___________________________________
                         Printed Name:_________________________
                         Title:________________________________

                                       7.
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                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES


     Section 1. Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 2 to Secured Revolving Credit Agreement dated as of even date herewith (the "Amendment").

     Section 2. Each Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     Section 3. Each Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of July 1, 2000

Guarantor                           Crown Grocers, Inc.

                                    Grocers Development Center, Inc.

                                    Grocers Equipment Co.

                                    Grocers General Merchandise Company

                                    Grocers Specialty Company

                                    Northwest Process, Inc.

                                    Preferred Public Storage Company

                                    Sav Max Foods, Inc.

                                    United Grocers, Inc.

                                    Western Passage Express, Inc.

                                    Western Security Services, Ltd.


                                    By:_______________________________________
                                        David A. Woodward
                                        As Treasurer for each Guarantor

                                       8.